Exhibit 99.1

FOR IMMEDIATE RELEASE

Research Solutions Reports Fourth Quarter and Fiscal Year 2024 Results

Reports 18% Revenue Increase, ARR of $17.4 Million and Record Cash Flow

HENDERSON, Nev., September 19, 2024 — Research Solutions, Inc. (NASDAQ: RSSS), a trusted partner providing cloud-based workflow solutions to accelerate research for R&D-driven organizations, reported record financial results for its fourth quarter and full fiscal year ended June 30, 2024.

Fiscal Fourth Quarter 2024 Summary (compared to prior-year quarter)

•	Total revenue of $12.1 million, a 22% increase.
•	Platform revenue up 86% to $4.3 million. Platform revenue accounted for 35% of the revenue as compared to 23% in the prior year.
•	Annual Recurring Revenue (“ARR”) up 84% to $17.4 million, which includes approximately $12.1 million of B2B recurring revenue and $5.4M of B2C recurring revenue.
•	Gross profit up 44%. Total gross margin improved 710 basis points to 46.5%.
•	Net loss of $2.8 million, or ($0.09) per diluted share, compared to $376,000 or $0.01 per diluted share. The quarter’s result includes a charge of approximately $4.3 million related to increasing the projected earnout for Scite.
•	Adjusted EBITDA of $1.4 million, a 70% improvement and a Company quarterly record, compared to $825,000.
•	Cash flow from operations of $2.0 million, compared to $1.5 million, a 30% improvement.

Fiscal Year 2024 Summary (compared to Fiscal 2023)

•	Total revenue of $44.6 million, an 18% increase.
•	Platform revenue up 61% to $14.0 million. Transaction revenue increased 5.7% to $30.7 million.
•	Gross profit up 34%. Total gross margin improved 500 basis points to 44.0%.
•	Net loss of $3.8 million, or ($0.13) per diluted share, including the previously mentioned $4.3 million charge and $1.5 million in proxy and acquisition-related expenses, compared to net income of $572,000 or $0.02 per diluted share.
•	Adjusted EBITDA of $2.2 million, which is inclusive of proxy and acquisition-related expenses of $1.4 million, a Company record, compared to $2.0 million.
•	Cash flow from operations of $3.6 million, a Company record, compared to $3.4 million.

“Fiscal 2024 was a transformational year for the Company. We completed two acquisitions which helped position us as a vertical SaaS and AI company, helping researchers throughout their entire workflow. The integration of these acquisitions and our operational execution were meaningful contributors to our 85% year-over-year ARR growth and the double-digit increase in Adjusted EBITDA,” said Roy W. Olivier, President and CEO of Research Solutions. “There are many untapped market opportunities where our highly specialized product offerings can serve as a vital piece of the research process. Overall, we believe we are well-positioned to deliver meaningful ARR growth while expanding Adjusted EBITDA margins, creating long-term value for our shareholders.”

Fiscal Fourth Quarter 2024 Results

Total revenue was $12.1 million, a 22% increase from $10.0 million in the year-ago quarter primarily driven by increased platform revenue versus the prior-year period due to revenue from the Company’s acquisitions as well as organic platform revenue growth.

Platform subscription revenue for the quarter was $4.3 million, an 86% year-over-year increase. The increase was primarily due to the acquisition of Scite, as well as organic growth in the core Article Galaxy platform. The quarter ended with annual recurring revenue of $17.4 million, up 84% year-over-year (see the company’s definition of annual recurring revenue below).

Transaction revenue was $7.9 million, compared to $7.7 million in the fourth quarter of fiscal 2023. The transaction active customer count for the quarter was 1,398, compared to 1,404 customers in the prior-year quarter (see the company's definition of active customer accounts and transactions below).

Total gross margin improved 710 basis points from the prior-year quarter to 46.5%. The increase was primarily driven by the continued revenue mix shift to the higher-margin Platforms business, as well as a 70 basis point increase in margins in the transactions business.

Total operating expenses were $5.0 million, compared to $3.7 million in the fourth quarter of 2023. The increase was primarily related to the additional cost base associated with the aforementioned acquisitions, as well as increased non-cash depreciation and amortization expense related to such acquisitions.

Other expense for the quarter was approximately $3.5 million, compared to other income of $120,000 in the prior-year quarter. The primary driver of this was $4.3M of expense related to increasing the earn-out assumption associated with the Scite acquisition.

Net loss in the fourth quarter was $2.8 million, or ($0.09) per diluted share, compared to net income of $376,000, or $0.01 per diluted share, in the prior-year quarter. Adjusted EBITDA was $1.4 million, compared to $825,000 in the year-ago quarter (see definition and further discussion about the presentation of Adjusted EBITDA, a non-GAAP term, below).

Full-Year Fiscal 2024 Results

Total revenue was $44.6 million, an 18% increase from fiscal 2023, driven by both increased platform revenue and transaction revenue.

Platform subscription revenue for fiscal 2024 was $14.0 million, a 61% year-over-year increase. The increase was primarily due to the acquisition of Scite, as well as organic growth in the core Article Galaxy platform.

Transaction revenue was $30.7 million, compared to $29.0 million in fiscal 2023. The increase was driven by organic growth and the impact of a full year of contribution from the acquisition of contracts from FIZ Karlsruhe, compared to six months in fiscal 2023.

Total gross margin improved 500 basis points from the prior-year to 44.0%. The increase was primarily driven by the continued revenue mix shift to the higher-margin Platforms business, as well as a 100 basis point increase in margins in the transactions business related to pricing initiatives.

Total operating expenses for the year were $20.4 million, compared to $14.5 million in fiscal 2023. The increase was primarily related to the additional cost base associated with the acquisitions, including increased non-cash depreciation and amortization expense related to such acquisitions, as well as the aforementioned proxy and acquisition-related expenses.

Net loss for fiscal 2024 was $3.8 million, or ($0.13) per diluted share, compared to net income of $572,000, or $0.02 per diluted share, in the prior-year. Adjusted EBITDA was $2.2 million, compared to $2.0 million in fiscal 2023 (see definition and further discussion about the presentation of Adjusted EBITDA, a non-GAAP term, below).

Conference Call

Research Solutions President and CEO Roy W. Olivier and CFO Bill Nurthen will host the conference call, followed by a question and answer period.

Date: Thursday, September 19, 2024

Time: 5:00 p.m. ET (2:00 p.m. PT)

Dial-in number: 1-412-317-5180

The conference call will be broadcast live and available for replay until October 19, 2024 by dialing 1-412-317-6671 and using the replay ID 10191850, and via the investor relations section of the company's website at http://researchsolutions.investorroom.com/.

Fiscal Fourth Quarter Financial and Operational Summary Tables vs. Prior-Year Quarter

	Quarter Ended June 30,				Twelve Months Ended June 30,
	2024	2023	Change	% Change	2024	2023	Change	% Change
Revenue:
Platforms	$4,277,338	$2,303,375	$1,973,963	85.7%	$13,956,517	$8,683,246	$5,273,271	60.7%
Transactions	$7,856,176	$7,656,342	199,834	2.6%	$30,667,382	$29,020,206	1,647,176	5.7%
Total Revenue	12,133,514	9,959,717	2,173,797	21.8%	44,623,899	37,703,452	6,920,447	18.4%

Gross Profit:
Platforms	3,650,286	2,028,265	1,622,021	80.0%	11,889,314	7,655,960	4,233,353	55.3%
Transactions	1,992,580	1,892,278	100,302	5.3%	7,750,852	7,044,931	705,921	10.0%
Total Gross Profit	5,642,866	3,920,543	1,722,323	43.9%	19,640,166	14,700,891	4,939,274	33.6%

Gross profit as a % of revenue:
Platforms	85.3%	88.1%	-2.7%		85.2%	88.2%	-3.0%
Transactions	25.4%	24.7%	0.6%		25.3%	24.3%	1.0%
Total Gross Profit	46.5%	39.4%	7.1%		44.0%	39.0%	5.0%

Operating Expenses:
Sales and marketing	830,195	455,030	375,165	82.4%	3,442,503	2,285,478	1,157,025	50.6%
Technology and product development	1,489,491	991,093	498,398	50.3%	5,442,382	3,742,192	1,700,190	45.4%
General and administrative	1,917,907	1,649,333	268,574	16.3%	8,511,697	6,654,012	1,857,685	27.9%
Depreciation and amortization	311,004	22,163	288,841	1303.3%	836,271	52,649	783,622	1488.4%
Stock-based compensation	426,190	585,384	(159,194)	-27.2%	2,155,461	1,849,906	305,555	16.5%
Foreign currency translation loss	6,336	(37,743)	44,079	116.8%	21,395	(121,953)	143,348	117.5%
Total Operating Expenses	4,981,123	3,665,260	1,315,863	35.9%	20,409,709	14,462,284	5,947,425	41.1%
Income (loss) from operations	661,743	255,283	406,460	159.2%	(769,543)	238,608	(1,008,151)	-422.5%

Other Income (Expenses):
Other income	(3,451,948)	120,522	(3,572,470)	NM	(2,903,983)	338,617	(3,242,600)	NM
Provision for income taxes	(31,022)	(59)	(30,963)	NM	(113,071)	(5,602)	(107,469)	NM
Total Other Income (Expenses):	(3,482,970)	120,463	(3,603,433)	NM	(3,017,054)	333,015	(3,350,069)	NM
Net income (loss)	$(2,821,227)	$375,746	(3,196,973)	NM	$(3,786,597)	$571,623	(4,358,220)	NM
								NM
Adjusted EBITDA	$1,405,273	$825,087	$580,186	70.3%	$2,243,584	$2,019,210	$224,374	11.1%

	Quarter Ended June 30,				Twelve Months Ended June 30,
	2024	2023	Change	% Change	2024	2023	Change	% Change
Platforms:
B2B ARR (Annual recurring revenue*):
Beginning of Period	$11,653,063	$9,107,681	$2,545,382	27.9%	$9,444,130	$7,922,188	$1,521,942	19.2%
Incremental ARR	407,139	336,448	70,691	21.0%	2,616,072	1,521,941	1,094,131	71.9%
End of Period	$12,060,202	$9,444,129	$2,616,073	27.7%	$12,060,202	$9,444,129	$2,616,073	27.7%

Deployments:
Beginning of Period	983	815	168	20.6%	835	733	102	13.9%
Incremental Deployments	38	20	18	90.0%	186	102	84	82.4%
End of Period	1,021	835	186	22.3%	1,021	835	186	22.3%

ASP (Average sales price):
Beginning of Period	$11,855	$11,175	$680	6.1%	$11,310	$10,808	$502	4.6%
End of Period	$11,812	$11,310	$502	4.4%	$11,812	$11,310	$502	4.4%

B2C ARR (Annual recurring revenue*):
Beginning of Period	$4,902,975	$-	$4,902,975		$-	$-	$-
Incremental ARR	460,154	-	460,154	NM	5,363,129	-	5,363,129	NM
End of Period	$5,363,129	$-	$5,363,129	NM	$5,363,129	$-	$5,363,129	NM

Total ARR (Annualized recurring revenue):	$17,423,331	$9,444,129	$7,979,202	84.5%	$17,423,331	$9,444,129	$7,979,202	84.5%

Transaction Customers:
Corporate customers	1,093	1,090	3	0.3%	1,088	1,012	76	7.5%
Academic customers	305	314	(9)	-2.9%	316	304	12	4.0%
Total customers	1,398	1,404	(6)	-0.4%	1,404	1,316	88	6.7%

Active Customer Accounts, Transactions and Annual Recurring Revenue

The company defines active customer accounts as the sum of the total quantity of customers per month for each month in the period divided by the respective number of months in the period. The quantity of customers per month is defined as customers with at least one transaction during the month.

A transaction is an order for a unit of copyrighted content fulfilled or managed in the Platform.

The company defines annual recurring revenue (“ARR”) as the value of contracted Platform subscription recurring revenue normalized to a one-year period. For B2C ARR, this includes the annualized value of monthly subscriptions, meaning their monthly value multiplied by twelve.

Use of Non-GAAP Measure – Adjusted EBITDA

Research Solutions’ management evaluates and makes operating decisions using various financial metrics. In addition to the company’s GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP measure provides useful information about the company’s operating results.

The tables below provide a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure. Adjusted EBITDA is defined as net income (loss), plus interest expense, other income (expense) including any change in fair value of contingent earnout liability, foreign currency transaction loss, provision for income taxes, depreciation and amortization, stock-based compensation, gain on sale of discontinued operations, and other potential adjustments that may arise. Set forth below is a reconciliation of Adjusted EBITDA to net income (loss):

	Quarter Ended June 30,				Twelve Months Ended June 30,
	2024	2023	Change	% Change	2024	2023	Change	% Change
Net Income (loss)	$(2,821,227)	$375,746	$(3,196,973)	NM	$(3,786,597)	$571,623	$(4,358,220)	NM
Add (deduct):
Other income (expense)	3,451,948	(120,522)	3,572,470	NM	2,903,983	(338,617)	3,242,600	NM
Foreign currency translation loss	6,336	(37,743)	44,079	116.8%	21,395	(121,953)	143,348	117.5%
Provision for income taxes	31,022	59	30,963	NM	113,071	5,602	107,469	NM
Depreciation and amortization	311,004	22,163	288,841	1303.3%	836,271	52,649	783,622	1488.4%
Stock-based compensation	426,190	585,384	(159,194)	-27.2%	2,155,461	1,849,906	305,555	16.5%
Gain on sale of disc. ops.	-	-	-		-	-	-
Adjusted EBITDA	$1,405,273	$825,087	$580,186	70.3%	$2,243,584	$2,019,210	$224,374	11.1%

About Research Solutions

Research Solutions, Inc. (NASDAQ: RSSS) provides cloud-based technologies to streamline the process of obtaining, managing, and creating intellectual property. Founded in 2006 as Reprints Desk, the company was a pioneer in developing solutions to serve researchers. Today, more than 70 percent of the top pharmaceutical companies, prestigious universities, and emerging businesses rely on Article Galaxy, the company's SaaS research platform, to streamline access to the latest scientific research and data with 24/7 customer support. For more information and details, please visit www.researchsolutions.com

Important Cautions Regarding Forward-Looking Statements

Certain statements in this press release may contain "forward-looking statements" regarding future events and our future results. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the markets in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "targets," "goals," "projects", "intends," "plans," "believes," "seeks," "estimates," "endeavors," "strives," "may," or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in the Company's most recent annual report on Form 10-K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Examples of forward-looking statements in this release include statements regarding enhanced product offerings, additional customers, and the Company’s prospects for growth. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to the Company's filings with the Securities and Exchange Commission.

Research Solutions, Inc. and Subsidiaries

Consolidated Balance Sheets

	June 30,	June 30,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$6,100,031	$13,545,333
Accounts receivable, net of allowance of $68,579 and $85,015, respectively	6,879,800	6,153,063
Prepaid expenses and other current assets	643,553	400,340
Prepaid royalties	1,067,237	1,202,678
Total current assets	14,690,621	21,301,414

Non-current assets:
Property and equipment, net of accumulated depreciation of $922,558 and $881,908, respectively	88,011	70,193
Intangible assets, net of accumulated amortization of $1,535,310 and $747,355, respectively ($8,343,056 provisional)	10,764,261	462,068
Goodwill ($13,171,486 provisional)	16,315,888	—
Deposits and other assets	981	1,052
Total assets	$41,859,762	$21,834,727

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$8,843,612	$8,079,516
Deferred revenue	9,023,848	6,424,724
Total current liabilities	17,867,460	14,504,240

Non-current liabilities:
Contingent earnout liability	12,298,114	—
Total liabilities	30,165,574	14,504,240

Commitments and contingencies

Stockholders’ equity:
Preferred stock; $0.001 par value; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $0.001 par value; 100,000,000 shares authorized; 32,295,373 and 29,487,508 shares issued and outstanding, respectively	32,295	29,487
Additional paid-in capital	38,089,958	29,941,873
Accumulated deficit	(26,309,246)	(22,522,649)
Accumulated other comprehensive loss	(118,819)	(118,224)
Total stockholders’ equity	11,694,188	7,330,487
Total liabilities and stockholders’ equity	$41,859,762	$21,834,727

Research Solutions, Inc. and Subsidiaries

Consolidated Statements of Operations and Other Comprehensive Loss

	Years Ended
	June 30,
	2024	2023
Revenue:
Platforms	$13,956,517	$8,683,246
Transactions	30,667,382	29,020,206
Total revenue	44,623,899	37,703,452

Cost of revenue:
Platforms	2,067,203	1,027,286
Transactions	22,916,530	21,975,275
Total cost of revenue	24,983,733	23,002,561
Gross profit	19,640,166	14,700,891

Operating expenses:
Selling, general and administrative	19,573,438	14,409,634
Depreciation and amortization	836,271	52,649
Total operating expenses	20,409,709	14,462,283

Income (loss) from operations	(769,543)	238,608

Other income	333,088	338,617
Change in fair value of contingent earnout liability	(3,237,071)	—

Income (loss) from operations before provision for income taxes	(3,673,526)	577,225
Provision for income taxes	(113,071)	(5,602)

Net income (loss)	(3,786,597)	571,623

Other comprehensive income (loss):
Foreign currency translation	(595)	3,717
Comprehensive income (loss)	$(3,787,192)	$575,340

Basic income (loss) per common share:
Net income (loss) per share	$(0.13)	$0.02
Weighted average common shares outstanding	28,863,949	26,860,761

Diluted income (loss) per common share:
Net income (loss) per share	$(0.13)	$0.02
Weighted average common shares outstanding	28,863,949	29,139,759

Research Solutions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Years Ended
	June 30,
	2024	2023
Cash flow from operating activities:
Net income (loss)	$(3,786,597)	$571,623
Adjustment to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	836,271	52,649
Fair value of vested stock options	140,150	375,189
Fair value of vested restricted common stock	1,994,362	1,418,718
Fair value of vested unrestricted common stock	—	68,272
Modification cost of accelerated vesting of restricted common stock	20,949	56,000
Adjustment to contingent earnout liability	3,237,071	—
Changes in operating assets and liabilities:
Accounts receivable	(344,020)	(901,518)
Prepaid expenses and other current assets	(164,579)	(124,314)
Prepaid royalties	135,441	(356,026)
Accounts payable and accrued expenses	560,027	1,337,056
Deferred revenue	921,879	886,198
Net cash provided by operating activities	3,550,954	3,383,847

Cash flow from investing activities:
Purchase of property and equipment	(71,510)	(47,209)
Payment for acquisition of Resolute, net of cash acquired	(2,718,253)	—
Payment for acquisition of Scite, net of cash acquired	(7,305,493)	—
Payment for non-refundable deposit for asset acquisition	—	(297,450)
Net cash used in investing activities	(10,095,256)	(344,659)

Cash flow from financing activities:
Proceeds from the exercise of stock options	—	57,500
Common stock repurchase	(554,202)	(104,250)
Payment of contingent acquisition consideration	(351,649)	(50,509)
Net cash used in financing activities	(905,851)	(97,259)

Effect of exchange rate changes	4,851	229
Net increase (decrease) in cash and cash equivalents	(7,445,302)	2,942,158
Cash and cash equivalents, beginning of period	13,545,333	10,603,175
Cash and cash equivalents, end of period	$6,100,031	$13,545,333

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$113,071	$5,602

Non-cash investing and financing activities:
Contingent consideration accrual on asset acquisition	$32,022	$138,428

Contact

Steven Hooser or John Beisler

Three Part Advisors

(214) 872-2710

shooser@threepa.com; jbeisler@threepa.com

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